                                                                   EXHIBIT 23.4

               CONSENT OF PERSON NAMED AS A PROSPECTIVE DIRECTOR
               PURSUANT TO RULE 438 OF THE SECURITIES ACT OF 1933

         Pursuant to Rule 438 of the Securities Act of 1933, as amended, the undersigned hereby consents to the references in the Registration Statement on Form S-4 (Registration No. 333-___) of Saratoga Beverage Group, Inc. ("Saratoga") and the Joint Proxy Statement/Prospectus of Saratoga and The Fresh Juice Company, Inc. contained therein relating to his intent to serve as a director of Saratoga upon consummation of the merger referred to in such documents.

                                       /s/ Steven Bogen
                                       ------------------------------
                                           STEVEN BOGEN

Dated: December 23, 1998